              PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP


                                                      Exhibit 5.1
                                                      -----------



212-841-0700



                                            March 4, 1998



Star Gas Partners, L.P.
Clearwater House
2187 Atlantic Street
Stamford, CT  06912-0011

          Re:  Registration Statement on Form S-3
               ----------------------------------
Dear Sirs:

          We refer to the above-captioned registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, filed by Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), with the Securities and Exchange Commission, relating to:

          (i) 1,000,000 common units (the "Common Units") representing limited partner interests in the Partnership (the "Partnership Units") which are being offered for sale by the Partnership; and

         (ii)  60,727 Common Units (the "Selling Unitholder
               Units") which are being offered for sale by a selling unitholder.

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registrant
Statement.

          We have made such examination of law and have examined originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instru-ments, certificates and orders of public officials, certificates of the General Partner and representatives of the Partnership, and other documents that we have deemed necessary to render the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of
all signatures, the authenticity of all documents submitted to us
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Star Gas Partners, L.P.         -2-                       March 4, 1998



as originals, the conformity to the original thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based on the foregoing, we are of the opinion that:

          1. The partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

           2. The Partnership Units have been duly authorized, and when issued in the manner set forth in the registration Statement, will be validly issued, fully paid and non-assessable.

          3. The Selling Unitholder Units are validly issued, fully paid and non-assessable.

          We are attorneys admitted to practice in the State of New York. Our opinion relates only to the laws of the State of New York, applicable federal law of the United States of America and the corporate and limited partnership laws of Delaware. We express no opinion on the law of nay other jurisdiction.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Common Units' in eh related
Prospectus.

                              Very truly yours,


                              /s/
                              -------------------------------------
                              Phillips Nizer Benjamin Krim &
                                Ballon LLP



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